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                                                                   EXHIBIT 10.13
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SERVICES CONTRACT MADE BY AND BETWEEN GRUPO FARIMEX, S.A. de C.V., REPRESENTED
HEREIN BY ITS LEGAL REPRESENTATIVE, JOSE ANTONIO ESCANDON SEPTIEN, HEREINAFTER CALLED THE "PROVIDER", PARTY OF THE FIRST PART, AND SINTESIS LERMA, S.A. de
C.V., REPRESENTED BY ITS LEGALLY-EMPOWERED REPRESENTATIVE, FERNANDO URRUTIA MONCADA, HEREINAFTER CALLED THE "CLIENT", PURSUANT TO THE FOLLOWING DECLARATIONS AND CLAUSES:

                                  DECLARATIONS
                                  ------------

Jose Antonio Escandon Septien declares:

  1. That his principal, the PROVIDER, is a corporation organized and existing under Mexican law, and that its corporate purpose is to provide all kinds of advisory and consulting services to the senior management of industrial and commercial entities, it having the required staff therefor, and is accordingly qualified to provide the subject services of the present contract.

  2. That the authority required for making the within contract on behalf of his principal has not been revoked as of the present date.

Fernando Urrutia Moncada declares:

  3. That his principal, the CLIENT, is a corporation organized and existing under Mexican law, and that its corporate purpose is, among other things, to manufacture, formulate, produce, import and export all kinds of raw materials for the manufacturing of medications.

  4. The CLIENT is fully acquainted with the PROVIDER's organization and its material and human resources for rendering consulting services in the following areas: Business strategy, government relations, financial, accounting and business management, internal auditing, legal affairs, human resources, procurement, data processing, import and export traffic.

  5. That the authority required for making the within contract on behalf of his principal has not been revoked as of the present date.

  6. That accordingly, the CLIENT is interested in contracting the services of the PROVIDER in those activity areas referred to in the preceding declarations.

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In view of the foregoing, the parties hereto stipulate the following

                                    CLAUSES:
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FIRST.- The PROVIDER undertakes to furnish the CLIENT with the services required by the latter in those areas set forth in declaration fourth above, as well as in any other service area that may be connected therewith, whenever requested by the CLIENT within the context of the within contract.

SECOND.- The PROVIDER agrees, if so requested by the CLIENT, to provide and render the services referred to in the preceding clause directly to the CLIENT at its domicile located at Avenida San Rafael No. 35, Parque Industrial Lerma, Lerma de Villada, CP 52000, Estado Mexico, or else at any such premises that may be advised or requested by the CLIENT, even if such premises are owned by third-parties, provided that such services are of the same kind as constitute the subject matter of the present contract.

THIRD.- The services which the PROVIDER will render the CLIENT shall be furnished with the CLIENT's own human and material resources, but in no way or manner shall the said services carry with them a delegation of decision-making or management powers, nor of any powers inherent in the operation of the company, which powers shall in all cases remain vested in and with the CLIENT.

FOURTH.- As consideration for the services to be provided in accordance with Clause First by the PROVIDER to the CLIENT, the latter shall pay the former a fee that will come to the sum of One Hundred Seven New Mexican Pesos (NM$107.00) per hour for the rendering of the said services. This fee shall be reviewed/revised semi-annually, and what is agreed to by the parties shall be appended hereto as a rider.

FIFTH.- For purposes of determining the amount of the consideration under the terms of Clause Fourth above, the PROVIDER undertakes to maintain an accounting system that will reasonably allow for determining the amount of direct and indirect operating costs incurred for the providing of the services.

The direct and indirect operating costs referred to in this clause do not include payment of taxes, notarial fees, travel, meals or other costs of a similar nature that might be incurred on behalf of the CLIENT, and for such reason, these types of costs shall be absorbed directly by the CLIENT,
notwithstanding those incurred by the PROVIDER's staff.   Said staff shall
request that the appropriate expense voucher be marked or made out in the name of the CLIENT, to whom the respective expense report will have to be submitted in accordance with the policies and procedures established by the CLIENT, who will have to authorize said report, with a copy to the PROVIDER. Likewise, the direct and indirect costs referred to in this clause do not include financing interest or costs that are incurred or may be incurred by the PROVIDER, but on the other hand, those costs or expenses which may have been incurred as of the end of a fiscal or business year will be included, even if they have not been paid in full.

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SIXTH.- The sum which as consideration the CLIENT is obligated to pay the
PROVIDER shall be determined by the latter depending on the amount of the operating costs. The CLIENT shall deliver a monthly advance on account of the services, taking the average of the last two months as a basis; such advance shall be delivered within the first ten (10) days of the month.

SEVENTH.- The PROVIDER undertakes to put forth its best efforts to render the services efficiently, continuously, responsibly and diligently.

EIGHTH.- The PROVIDER agrees to maintain confidential any and all documents and information received from the CLIENT at the latter's business domicile.

NINTH.- During the life of this contract, the PROVIDER shall have full responsibility for the efficient rendering and execution per se of the subject services, and therefore the PROVIDER shall be solely responsible and answerable to the CLIENT for the rendering of the services described in Clause First, it being authorized for such purpose to send such persons as it may designate to the CLIENT's facilities, or to such places where the activities are being conducted, or to any other place agreed to by the parties, for the purpose of having the services rendered properly and adequately.

TENTH.- It is duly understood that the PROVIDER shall pay all contributions, taxes and fees which under law may be assessed on its business, and that the CLIENT is not nor will be responsible for any acts that may be committed by the PROVIDER or by its employees during the rendering of the services hereunder. It is likewise expressly understood that the PROVIDER has the status of employer insofar as concerns the personnel under its control and direction, and through whom the services will be rendered, and that it has its own sufficient means for meeting all corresponding labor-related obligations, and that this contract does not grant any status of representative or intermediary to the CLIENT.

ELEVENTH.- Both parties agree that each shall be responsible for any labor or labor-related obligations deriving from the relationship existing with their respective employees, and in no case and for no reason may the employees of any of the parties consider the other as an employer. For such purpose, the PROVIDER undertakes to enter into written employment agreements with its own employee-workers, which agreements clearly state that the PROVIDER is the only employer which the worker recognizes, and agrees that no contractual relationship exists between he or she (the worker) and the CLIENT, who shall be considered totally disconnected from any such labor agreement made.

TWELFTH.- The within contract shall have a term of one (1) year from the date on which it is made, but may be automatically renewed for similar one-year periods with the understanding that either party may terminate it by giving written notice to the other party thirty (30) days in advance or within any other party agreed to by the parties, provided that no debt exists between the parties in connection herewith.

In respect to everything stipulated herein, the parties expressly submit to the laws of the Federal District, and in respect to interpretation and compliance, the parties accept the

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jurisdiction of the courts and tribunals of Mexico City, D.F., waiving any other jurisdiction which they currently have or might have in the future by reason of their domicile or by reason of anything else.

IN WITNESS WHEREOF, the parties through their designated legal representatives affix their signatures hereto in triplicate, in Mexico City, Federal District, with effectiveness commencing January 2, 1995.

THE PROVIDER                                 THE CLIENT
GRUPO FARIMEX S.A. de C.V.                   SINTESIS LERMA S.A. de C.V.


/s/ Jose Antonio Escandon Septien            /s/ Fernando Urrutia Moncada
---------------------------------            ----------------------------
Legal Representative                         Legal Representative
Jose A. Escandon Septien                     Fernando Urrutia Moncada

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